EXHIBIT NO. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment No. 1 to Registration Statements No. 333-99669 and 333-99667 on form S-8, of our reports dated September 15, 2006, relating to the consolidated financial statements and financial statement schedules of SunLink Health Systems, Inc. as of and for each of the two years ended June 30, 2006, included in the Annual Report on Form 10-K of SunLink Health Systems, Inc. for the year ended June 30, 2006.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

September 19, 2006